Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On November 13, 2019 Wireless Telecom Group, Inc. (“we”, “us”, “our” or the “Company”) entered into a Share Purchase Agreement with Holzworth Instrumentation Inc., a Colorado corporation (“Holzworth”), Jason Breitbarth, Joe Koebel, and Leyla Bly (collectively, the “Sellers”), and Jason Breitbarth, as the designated representative of the Sellers, as amended by a First Amendment to Share Purchase Agreement, dated January 31, 2020 (collectively, the “Share Purchase Agreement”). On February 7, 2020, the Company completed the acquisition (the “Acquisition”) of all of the outstanding shares of Holzworth, from the Sellers. The Acquisition was completed pursuant to the terms of the Share Purchase Agreement. Holzworth instruments, which include signal generators and phase noise analyzers, are used by government labs, the semiconductor industry, and network equipment providers, among others, in research and automated test environments. Holzworth is a complimentary business for our Test and Measurement segment with a common customer base and channel partners.

The aggregate purchase price for the Acquisition is a maximum of $17.0 million, consisting of payments in cash and stock, deferred purchase price payments and contingent consideration in the form of an earnout. At the closing, the Company issued a promissory note, which required the Company to pay on the next business day $0.5 million of the purchase price by issuing 347,318 shares of its common stock (the “Stock Consideration”), and $8.0 million in cash (the “Cash Consideration”), reduced by an indemnification holdback of $0.8 million and payment of certain of Sellers’ transaction expenses and indebtedness of Holzworth. The parties intend to make a 338(h)(10) election to treat the Acquisition as a purchase and sale of assets, and the Company has agreed to pay any incremental taxes of Sellers resulting from that election.

The first deferred purchase price payment of $750,000 is due in three equal quarterly installments on March 31, 2020, June 30, 2020 and September 30, 2020, respectively. The second deferred purchase price payment of $750,000 is payable on March 31, 2021. Each deferred payment may be reduced as provided in the Purchase Agreement if Holzworth’s EBITDA (as defined in the Purchase Agreement) for each fiscal year ending December 31, 2019 and December 31, 2020, respectively, is less than $1.25 million.

The Company may also be required to pay additional amounts in cash and stock as earnout consideration. The first earnout payment will be equal to two times the amount, if any, by which Holzworth’s EBITDA for the fiscal year ending December 31, 2020 exceeds $1.25 million. The second earnout payment will be equal to two times the amount, if any, by which Holzworth’s EBITDA for the fiscal year ending December 31, 2021 exceeds the greater of $1.25 million or Holzworth’s EBITDA for the prior fiscal year. The aggregate earnout payments, if any, cannot exceed $7.0 million.

In connection with the Acquisition, on February 7, 2020, the Company, as borrower, and its subsidiaries, as guarantors, and Muzinich BDC, Inc., as lender (“Muzinich”), entered into the Term Loan Facility, which provides for a term loan in the principal amount of $8.4 million (the “Initial Term Loan”). Principal payments on the Initial Term Loan are $21,000 per quarter with a balloon payment at maturity. The term loan bears interest at LIBOR (subject to a floor of 1.0%) plus a margin of 7.25%. The Term Loan Facility includes an upfront fee of 2.50% of the aggregate principal amount of the Initial Term Loan.

The Term Loan Facility is secured by liens on substantially all of the Company’s and its subsidiaries’ assets including a pledge of the equity interests in the Company’s subsidiaries. The Term Loan Facility contains customary affirmative and negative covenants for a transaction of this type, including, among others, the provision of annual, quarterly and monthly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters, restrictions on incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, entering into affiliate transactions and asset sales. In addition, the Company must maintain certain financial covenants typical for this type of arrangement, including a consolidated leverage ratio, a consolidated fixed charge coverage ratio and minimum liquidity of its foreign subsidiaries.

Pursuant to the Term Loan Facility, the Company issued a Warrant, dated February 7, 2020 (the “Warrant”), to Muzinich. Under the Warrant, Muzinich has the right to purchase 266,167 shares of common stock of the Company at an exercise price of $1.3923 per share (an aggregate value of approximately $370,588), based on a 90-day volume weighted average price for shares of stock of the Company (the “Warrant Stock”). The Warrant is exercisable for an indefinite period from the date of the Warrant and may be exercised on a cashless basis. The number of shares of common stock deliverable upon exercise of the Warrant is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events. In connection with the issuance of the Warrant, the Company granted Muzinich one demand registration right and piggyback registration rights with respect to the Warrant Stock, subject to certain exceptions.

The unaudited pro forma interim condensed combined balance sheet as of September 30, 2019 is derived from the historical consolidated interim balance sheet of the Company as of September 30, 2019 and the historical interim balance sheet of Holzworth as of September 30, 2019 and gives effect to the Acquisition and Initial Term Loan as if it had been consummated on September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and nine months ended September 30, 2019 combines the Company’s historical consolidated statement of operations for the year ended December 31, 2018 and nine months ended September 30, 2019 with Holzworth’s historical statement of operations for the comparable periods and gives effect to the Acquisition and Initial Term Loan as if it had been consummated on January 1, 2018.

The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the Acquisition. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the business been combined during the periods presented and should not be taken as representative of future consolidated operating results. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ, perhaps materially, from these estimates and assumptions.

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

(Unaudited, in thousands)

	Historical
	WTG	Holzworth	Historical Combined		Pro Forma Adjustments	Pro Forma Combined
CURRENT ASSETS
Cash & cash equivalents	$2,735	$654	$3,389	a	$(788)	$2,601
Accounts Receivable - net of allowance for doubtful accounts	8,023	1,774	9,797		-	9,797
Inventories - net of reserves	8,309	991	9,300		-	9,300
Prepaid expenses and other current assets	890	24	914		-	914

TOTAL CURRENT ASSETS	19,957	3,443	23,400		(788)	22,612

PROPERTY PLANT AND EQUIPMENT - NET	2,260	214	2,474		-	2,474

OTHER ASSETS
Goodwill	9,482	-	9,482	b	5,956	15,438
Intangible Assets	2,325	-	2,325	c	2,816	5,141
Deferred Income Taxes	5,901	-	5,901		-	5,901
Right of Use Assets	1,548	-	1,548		-	1,548
Other	621	13	634		-	634

TOTAL OTHER ASSETS	19,877	13	19,890		8,772	28,662

TOTAL ASSETS	$42,094	$3,670	$45,764		$7,984	$53,748

CURRENT LIABILITIES
Short Term Debt	$2,977	$23	$3,000	d	$61	$3,061
Accounts Payable	2,634	206	2,840		-	2,840
Short Term Leases	441	-	441		-	441
Accrued expenses and other current liabilities	2,804	325	3,129	e	2,079	5,208
Deferred Revenue	110	15	125		-	125
TOTAL CURRENT LIABILITIES	8,966	569	9,535		2,140	11,675

LONG TERM LIABILITIES
Long Term Debt	-	18	18	f	7,307	7,325
Long Term Leases	1,124	-	1,124		-	1,124
Other Long Term Liabilities	83	47	130	g	765	895
Deferred Tax Liability	594	-	594		-	594
TOTAL LONG TERM LIABILITIES	1,801	65	1,866		8,072	9,938

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock	-	-			-	-
Common stock	345	10	355	h	(7)	348
Additional Paid in Capital	49,038	-	49,038	i	623	49,661
Retained Earnings	6,907	3,026	9,933	j	(2,844)	7,089
Treasury stock at cost	(24,509)	-	(24,509)		-	(24,509)
Accumulated Other Comprehensive Income	(454)	-	(454)		-	(454)
TOTAL SHAREHOLDERS’ EQUITY	31,327	3,036	34,363		(2,228)	32,135

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,094	$3,670	$45,764		$7,984	$53,748

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(Unaudited, in thousands)

	Historical
	WTG	Holzworth	Historical Combined		Pro Forma Adjustments	Pro Forma Condensed Combined
NET REVENUES	$52,788	$4,009	$56,797		$-	$56,797

Cost of Revenues	28,621	1,595	30,216		-	30,216

GROSS PROFIT	24,167	2,414	26,581			26,581

Operating Expenses
Research and Development	4,909	492	5,401		-	5,401
Sales and Marketing	7,595	427	8,022		-	8,022
General and Administrative	10,306	974	11,280	k	1,088	12,368
(Gain)/Loss on Change in Fair Value of Contingent Consideration	578	-	578		-	578
Total Operating Expenses	23,388	1,893	25,281		1,088	26,369

Operating Income/(Loss)	779	521	1,300		(1,088)	212

Other income/(expense)	(121)	124	3			3
Interest Expense	(575)	(2)	(577)	l	(1,044)	(1,621)

Income/(loss) before taxes	83	643	726		(2,132)	(1,406)

Tax Provision/(Benefit)	48	-	48	m	(223)	(175)

Net (Loss)/Income	$35	$643	$678		$(1,909)	$(1,231)

Net (Loss)/Income per common share:

Basic	$0.00					$(0.06)
Diluted	$0.00					$(0.06)

Weighted average shares outstanding:
Basic	20,858				347	21,205
Diluted	21,566				347	21,205

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

(Unaudited, in thousands)

	Historical
	WTG	Holzworth	Historical Combined		Pro Forma Adjustments	Pro Forma Condensed Combined
NET REVENUES	$37,352	$4,337	$41,689		$-	$41,689

Cost of Revenues	20,668	1,615	22,283		-	22,283

GROSS PROFIT	16,684	2,722	19,406			19,406

Operating Expenses
Research and Development	4,556	335	4,891		-	4,891
Sales and Marketing	5,718	701	6,419		-	6,419
General and Administrative	7,340	705	8,045	n	438	8,483
(Gain)/Loss on Change in Fair Value of Contingent Consideration	-	-	-		-	-
Total Operating Expenses	17,614	1,741	19,355		438	19,793

Operating Income/(Loss)	(930)	981	51		(438)	(387)

Other income/(expense)	274	33	307			307
Interest Expense	(248)	(2)	(250)	o	(778)	(1,028)

Income/(loss) before taxes	(904)	1,012	108		(1,216)	(1,108)

Tax Provision/(Benefit)	(256)	-	(256)	p	(166)	(422)

Net (Loss)/Income	$(648)	$1,012	$364		$(1,050)	$(686)

Net (Loss)/Income per common share:
Basic	$(0.03)					$(0.03)
Diluted	$(0.03)					$(0.03)

Weighted average shares outstanding:
Basic	20,854				347	21,201
Diluted	20,854				347	21,201

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to SEC Regulation S-X Article 11, and presents the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Acquisition, the Initial Term Loan and adjustments described in these notes. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and nine months ended September 30, 2019 are presented as if the Acquisition and entry into the Initial Term Loan had occurred on January 1, 2018.

The historical results of the Company have been derived from its financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and its interim financial statements on Form 10-Q for the nine months ended September 30, 2019. The historical audited statement of income for the year ended December 31, 2018, the historical unaudited interim statement of income for the nine months ended September 30, 2019 and unaudited interim balance sheet as of September 30, 2019 of Holzworth were derived from their financial statements which have been prepared in accordance with U.S. GAAP and are set forth in Exhibit 99.2 to this Form 8-K/A.

Overview of the Accounting for the Acquisition

The business combination is reflected in the unaudited pro forma condensed combined financial information as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with the Company treated as the accounting acquirer. ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the business combination be measured at the closing date of the business combination at the then current market price.

The preliminary purchase price of Holzworth consists of the following items (in thousands, except share amounts):

Cash Consideration (1)	$8,000
Equity Consideration (2)	465
Contingent Consideration (3)	765
Purchase Price Adjustment (4)	(300)
Deferred Purchase Consideration (5)	1,500
Total Purchase Price	$10,430

(1)	Cash consideration financed from borrowings under Initial Term Loan.

(2)	The equity consideration portion of the total purchase price is calculated using the closing market price as of February 7, 2020 which was $1.34 (total shares issued 347,319).

(3)	Estimated fair value of contingent consideration.

(4)	Represents cash to be paid by Sellers to the Company for a working capital adjustment based on a prescribed formula of working capital at close, payment for certain Indebtedness, as defined, assumed by the buyer at close and for certain Seller transaction costs incurred by the buyer.

(5)	Deferred purchase price payable of which $750 is payable in three quarterly equal installments of $250 beginning in March of 2020 and $750 is payable on March 31, 2021.

The following is a summary of the preliminary estimated fair values of the net assets acquired (in thousands):

September 30,
2019
Total estimated consideration transferred	$10,430

Assets acquired:
Cash	-
Accounts Receivable	1,774
Inventory	991
Property, plant and equipment	214
Prepaid expenses and other assets	37
Intangible assets	2,816
Total Assets Acquired	5,832

Liabilities assumed:
Accounts payable and accrued expenses	(531)
Deferred Revenue	(15)
Other liabilities	(47)
Contingent Consideration	(765)
Total Liabilities Assumed	(1,358)
Net Assets Acquired	4,474
Goodwill	$5,956

The Company has preliminarily allocated $2,816 to identifiable intangible assets, specifically customer relationships ($1,565), technology and patents ($313), non-compete agreements ($626) and indefinite lived tradename ($312). The preliminary valuation of identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was based on the fair value of these assets. The estimated economic life of each intangible asset is: Customer relationships – 5 years, technology and patents – 3 years, non-compete agreements – 3 years and indefinite lived tradename – indefinite.

The Company incurred $504 of acquisition-related costs. These costs are considered to be directly related to the acquisition and are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018.

The purchase accounting for the Acquisition is preliminary and subject to completion upon obtaining additional information, including (1) the identification and valuation of assets acquired and liabilities assumed, including intangible assets and related goodwill, (2) the finalization of the opening balance sheet, and (3) the related tax impacts of the Acquisition. The Company has preliminarily valued the acquired assets and liabilities based on their estimated fair value. These estimates are subject to change as additional information becomes available. The preliminary fair values are based on the best estimates of the Company. Any adjustments to the preliminary fair values will be made as such information becomes available.

2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements give effect to the Acquisition and Initial Term Loan as if they had occurred on September 30, 2019 for the purposes of the unaudited pro forma condensed combined balance sheet and on January 1, 2018 for the purposes of the unaudited pro forma condensed combined statements of operations. Adjustments in the unaudited pro forma condensed combined financial statements are as follows (in thousands):

a.	To record the elimination of Holzworth opening cash balance, net impact of debt financing and purchase of Holzworth.

Elimination of opening Holzworth cash	$(654)
Holzworth purchase price	(7,200)
Term debt borrowings, net of fees	7,570
Acquisition related expenses	(504)
$(788)

b.	To record estimated goodwill associated with the Holzworth acquisition for the excess of the purchase price over the fair value of tangible and intangible assets acquired and liabilities assumed.

c.	To record preliminary identifiable intangible assets.

d.	To record the short term portion of the term loan facility of $84 and eliminate Holzworth short term debt.

e.	To record the purchase price holdback of $800, deferred purchase price of 1,500 and working capital adjustment of $300.

f.	To record long term portion of the term loan facility net of debt discount and eliminate Holzworth long term debt.

g.	To record the estimated present value of Holzworth contingent consideration liability.

h.	To eliminate Holzworth common stock and record common stock issued in connection with Holzworth acquisition.

i.	To record the fair value of the stock warrant and the equity issued in connection with the Holzworth acquisition.

j.	To record the elimination of Holzworth retained earnings and record retained earnings impact of acquisition.

k.	To record intangible assets amortization expense in the amount of $584 and acquisition related expenses in the amount of $504.

l.	To record cash interest expense on the term loan facility in the amount of $753, debt discount amortization in the amount of $198 and accretion expense related to contingent consideration liability of $93.

m.	To record the tax impact of the pro-forma adjustments to general and administrative expenses and interest expense.

n.	To record intangible assets amortization expense in the amount of $438.

o.	To record cash interest expense on the term loan facility in the amount of $560, debt discount amortization in the amount of $149 and accretion expense related to contingent consideration liability of $69.

p.	To record the tax impact of the pro-forma adjustments to general and administrative expenses and interest expense.